UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2011

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On November 7, 2011, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) appointed Stacy J. Smith to the Board.

Mr. Smith, age 49, has served as the Senior Vice President, Chief Financial Officer of Intel Corporation since 2010. Mr. Smith joined Intel in 1988 and has held positions in finance, sales and marketing, and information technology. He has worked in Intel offices throughout the United States, Latin America, Asia, and Europe. He became Vice President of Sales and Marketing at Intel in 2002, where he was responsible for all sales and marketing activities in the Europe, Middle East, and Asia region. He was appointed Vice President, Finance and Enterprise Services, and Chief Information Officer of Intel in May 2004, where he was responsible for Intel’s Information Technology Group. He was appointed Vice President, Assistant Chief Financial Officer of Intel in March 2006, where he was responsible for Finance and Treasury and joined the Intel Management Committee as the Finance representative. In his capacity as Assistant Chief Financial Officer, he also led an efficiency project intended to make Intel more nimble and effective. In 2007, he was appointed Vice President, Chief Financial Officer of Intel.

Mr. Smith will participate in the non-employee director compensation arrangements described in the Company’s 2011 annual proxy statement filed with the SEC on May 3, 2011. Under the terms of those arrangements, he will receive, among other things, annual compensation of $75,000 and an initial option granted under the Company’s 2010 Outside Directors’ Stock Plan to purchase 50,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant, which vests over a three-year period. In addition, Mr. Smith executed the Company’s standard form of indemnification agreement. Mr. Smith has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Company’s Board.

Mr. Smith is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 9, 2011, the Company issued a press release regarding the election of Mr. Smith to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Resignation of Sean M. Maloney

On November 4, 2011, Sean M. Maloney announced his resignation as a member of the Board and the Corporate Governance and Nominating Committee, effective immediately. Mr. Maloney is stepping down from the Board so that he can devote his full attention to his new responsibilities as chairman of Intel China.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated as of November 9, 2011, entitled “Autodesk Announces Appointment of Stacy J. Smith to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: November 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of November 9, 2011, entitled “Autodesk Announces Appointment of Stacy J. Smith to Board of Directors.”